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                                                                  Exhibit 10 (i)

                     SEVERANCE AGREEMENT AND GENERAL RELEASE

         This Severance Agreement and General Release ("Agreement"), between Dale F. Morrison ("Employee") and Campbell Soup Company ("Company"), is made with respect to the following facts:

                  A. Company and Employee have mutually agreed that his employment relationship with the Company will terminate effective August 1, 2000 ("Termination Date"). In consideration of Employee's agreement to resign his positions with the Company and the Board of Directors of the Company and other valuable consideration as set forth herein, Company will, upon the termination of Employee's employment, provide Employee with the severance pay and benefits set forth below.

                  B. In exchange for the promises, payments and benefits described in this Agreement, the parties execute this Agreement in favor of and for the benefit of the other as follows:

                  1.       Severance.

                           a.       86 Week Period.

                           (i) Company agrees to continue to pay Employee's
current base salary (less required payroll deductions and other withholdings) at such times Employee would have received salary payments had Employee continued to be employed by Company ("Periodic Payments"), for a period of eighty-six (86) weeks ("86 Week Period"). The Periodic Payments will commence on September 1, 2000, after the Termination Date and following the payment of
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Employee's four (4) weeks of vacation time, provided that Employee does not accept employment or a consulting assignment, directly or indirectly, with or for a Competitor of the Company, as that term is defined in this paragraph. If Employee accepts employment or a consulting assignment with or for a Competitor, directly or indirectly, or otherwise engages in competition with the Company, in any manner, prior to or during the 86 Week Period, all payments and benefits otherwise provided for under the terms of this Agreement to the extent yet unpaid will cease and Company shall be entitled to exercise all rights and remedies available to Company under this Agreement, under the Non-Competition Agreement identified in paragraph 7, and otherwise available to Company at law or in equity. For the purpose of this Agreement, a Competitor of the Company is defined to mean any person, business, firm, corporation or other enterprise engaged in, or about to become engaged in, the production, marketing or selling of any product or service which resembles or competes with a product or service produced, marketed or sold by the Company (or to Employee's knowledge was under development by the Company), or any of the Company's corporate affiliates or subsidiaries.

                           (ii) Prior to and during the 86 Week Period,
Employee's coverage will be continued under the Company's group life and group medical insurance plans (provided Employee makes required contributions); all other benefits coverage shall cease. If Employee obtains employment at any time prior to or during the 86 Week Period, Company benefits coverage will cease at the time that Employee becomes eligible for benefits coverage from the new employer. Prior to and during the 86 Week Period, Employee agrees to notify Company's Vice President-Human Resources in writing within ten (10) business days of commencing alternative employment and to set forth in such notice (i) the full name of the Employee's new employer; (ii) Employee's title and a description of the areas of responsibility in his position with

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the new employer; and (iii) Employee's commencement date and the date when
Employee will become eligible for benefits coverage from his new employer.

                           b. The amount of Periodic Payments paid to Employee
will count toward accrual of benefits and vesting under Campbell Soup Company's Retirement and Pension Plan for Salaried Employees and vesting under Campbell Soup Company's Savings and 401(k) Plan for Salaried Employees.

                           c. Company agrees that, in the event of Employee's
death, all remaining severance pay due under this Agreement for the 86 Week Period will be paid to Employee's estate in a cash lump sum payment.

                  2.       Release by Employee.

                           a. Employee hereby forever releases Company and its
officers, directors, shareholders, agents, employees, affiliates, subsidiaries, parent company, predecessors, successors and assigns ("Releasees"), from any and all complaints, charges, claims, liabilities, demands, debts, accounts, obligations, promises, suits, actions, causes of action, demands in law or equity, including claims for damages, attorney fees or costs, whether known or unknown, which Employee now has, or claims to have, or which Employee at any time may have had, or claimed to have had, or which Employee at any time hereafter may have, or claim to have, arising at any time in the past up to and including the date of this Agreement, including, but without limiting the generality of the foregoing, any matters relating in any way to Employee's employment relationship or the termination of that employment relationship with the Company, with the exception of any rights or claims arising out of this Agreement.

                           b. The claims, rights and obligations that Employee
is releasing herein include, but are not limited to: (i) those for wrongful discharge, breach of contract, breach

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of implied contract, breach of implied covenant of good faith and fair dealing, and any other common law or statutory claims now or hereafter recognized; and
(ii) those for discrimination (including but not limited to claims for discrimination, harassment or retaliation on account of sex, age, handicap, medical condition or disability, national origin, race, color, religion, sexual orientation, or veteran status) which Employee might have or might have had under the Federal Age Discrimination in Employment Act, Title VII of the Civil Rights Act, the New Jersey Law Against Discrimination, the New Jersey Conscientious Employee Protection Act and any other federal, state or local laws prohibiting discrimination, harassment or retaliation in employment. BY SIGNING THIS AGREEMENT, EMPLOYEE AGREES TO GIVE UP, OR WAIVE, ANY RIGHTS OR CLAIMS WHICH HE MAY HAVE HAD UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, 29 U.S.C. SECTION 621 ET. SEQ., OR ANY OTHER STATUTES OR OTHER LAWS, WHICH ARE BASED ON ACTIONS OF CAMPBELL SOUP COMPANY, OR ITS EMPLOYEES OR AGENTS, WHICH OCCURRED UP THROUGH THE DATE THAT EMPLOYEE SIGNS THIS AGREEMENT.

                           c. Employee further acknowledges and agrees that this
Agreement shall operate as a complete bar to recovery in any and all litigation, charges, complaints, grievances or demands of any kind whatsoever now pending or now contemplated by Employee, or which might at any time be filed by Employee, including, but without limiting the generality of the foregoing, any and all matters arising out of or in any manner whatsoever connected with the matters set forth in paragraph 2.a. above. Each and all of the said claims are hereby fully and finally settled, compromised and released.

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                           d. Employee further acknowledges and agrees that
neither Employee, nor any person, organization, or other entity on Employee's behalf, will file, claim, sue or cause or permit to be filed or claimed, or join in any claims or any actions, as an individual or as a class member, for legal or equitable relief (including damages and injunctive, declaratory, monetary or other relief), involving any matter or related in any way to Employee's employment relationship or the termination of Employee's employment relationship with the Company, or involving any continuing effects of any acts or practices that may have arisen or occurred during Employee's employment relationship with the Company.

                           e. Nothing in this paragraph 2 is intended to operate
as a release, waiver, or forfeiture of Employee's rights, and Company's obligations, under

                                    (i) any of the Company's employee benefit
plans in which the Employee has been a participant, including, but not limited to, Campbell Soup Company's Retirement and Pension Plan for Salaried Employees, and Campbell Soup Company's Savings and 401(k) Plan for Salaried Employees,

                                    (ii) any health and welfare benefits to
which Employee may in the future be entitled under "COBRA" or comparable federal or state law or regulation,

                                    (iii) any state workers' compensation act or
statute,

                                    (iv) rights to indemnification under the
Charter, By-Laws or otherwise, or

                                    (v) this Agreement and the Addendum thereto.

                           f. Subject to the terms of paragraph B of this
Agreement, upon the termination of Employee's employment with the Company, Employee's rights under the applicable employee benefit plans of the Company will be determined in accordance with the terms of those plans.

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                  3. Release by Company. Company hereby forever releases
Employee from any and all complaints, charges, claims, liabilities, demands, debts, accounts, obligations, promises, suits, actions, causes of action, demands in law or equity, including claims for damages, attorney fees or costs, whether known or unknown, which Company now has, or claims to have, or which Company at any time may have had, or claimed to have had, or which Company at any tine hereafter may have, or claim to have, arising at any time in the past up to and including the date of this Agreement, except for claims or obligations based on or arising out of (i) this Severance Agreement and General Release;
(ii) the Non-Competition Agreement identified in paragraph 7; (iii) Employee's fiduciary obligations as member of the Board of Directors of Campbell Soup Company; (iv) breach of duty of loyalty to the Company or its shareholders during Employee's employment relationship with the Company; or (v) acts or omissions not in good faith or involving a knowing violation of law during Employee's employment relationship with the Company.

                 4. Indemnification. Company is obligated to indemnify Employee in accordance with Article IV of the Company's By-Laws. Company agrees to advance expenses at the request of the Employee in accordance with Article IV,
Section 2 of the By-Laws upon Employee's execution of an undertaking in the form annexed to this Agreement as Exhibit A.

                  5. Cooperation. Employee agrees to fully cooperate, in a timely and good faith manner, with all reasonable requests for assistance made by the Company, relating, directly or indirectly, to any and all matters which occurred during the course of Employee's Company employment, or with which Employee was involved prior to the termination of his employment, or with which Employee became aware during the course of his employment. Employee agrees that, should he be contacted by any third party regarding such matters, he will politely refuse to

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engage in any substantive communication, discontinue such contact as soon as practicable, immediately advise the Company's Chief Legal Officer of that contact and await instructions. Employee agrees not to initiate any contact with third parties regarding the foregoing matters, unless specifically requested to do so by the Company. Upon the submission of proper documentation, Company will reimburse Employee for all reasonable expenses incurred by him as a result of such requests for assistance.

                  6. Inquiries.

                           a. In the event that inquiries are made by
prospective employers concerning Employee's employment with the Company, the Company will use its best efforts to refer those inquiries to the Company's Vice President-Human Resources.

                           b. Employee will not take any action, or make any
statement, whether orally or in writing, which, in any manner, disparages or impugns the reputation or goodwill of the Company, its directors or officers, or other Releasees.

                           c. The Company will not take any action, or make any
statement, whether orally or in writing, which, in any manner, disparages or impugns the reputation of Employee.

                  7. Confidentiality of Proprietary Information. Employee acknowledges and agrees that in the course of his employment with the Company, Employee acquired confidential or proprietary information relating to the business of the Company and/or its subsidiaries or affiliates. Employee expressly agrees that he will keep secret and safeguard all such information, and will not, at any time, in any form or manner, directly or indirectly, divulge, disclose or communicate to any person, firm, corporation, or other entity any such information without advance written authority of the Company. This Agreement incorporates by reference all of the

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provisions of the Nonqualified Stock Option and Non-Competition Agreement
between the Company and Employee executed as of June 26, 1997 ("Non-Competition Agreement"). Employee agrees that Employee's obligations relating to Non-Competition, No Business Diversion and No Employee Solicitation under the provisions of the Non-Competition Agreement shall remain in effect through April 26, 2002. The parties hereby stipulate that, as between them, the matters addressed in this paragraph and in the Non-Competition Agreement are material and gravely affect the effective and successful conduct of the business of the Company, and its goodwill, and that notwithstanding anything to the contrary set forth herein, the Company is entitled to an injunction by any competent court to enjoin and restrain the unauthorized disclosure of such confidential information or the breach or threatened breach of the Non-Competition Agreement at any time up to and including April 26, 2002.

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                  8.       Return of Company Property.

                           a.       Employee agrees that he has returned or will
immediately return to the Company any office, desk and file keys, Company identification pass cards, Company-provided credit cards issued to Employee, and any other Company property in the possession of Employee or his agents. Employee acknowledges and represents that, as of the Effective Date of this Agreement, Employee has surrendered and delivered to the Company all files, papers, data, documents, lists, charts, photographs, computer records, discs or any other records, relating in any manner to the business activities of the Company or its subsidiaries or affiliates, which were created, produced, reproduced or utilized by the Company, or any of the Releases, or by Employee during the term of Employee's employment relationship with the Company.

                           b.       Employee also agrees to repay any monies
owed to the Company, including loans, advances, charges or debts incurred by Employee, or any other amounts owed to the Company, on or before the Effective Date of the Agreement.

                  9. Effect of Agreement. Employee acknowledges and agrees that this Agreement is not and shall not be construed as an admission of any violation of any federal, state, or local statute, ordinance or regulation, or of any duty or obligation the Company owes or owed to Employee, and that Employee's execution of this Agreement is a voluntary act to provide an amicable conclusion to Employee's employment relationship with the Company.

                  10. Competency of Employee. Employee acknowledges, warrants, represents and agrees that in executing and delivering this Agreement, he does so freely, knowingly and voluntarily and that he is fully aware of the contents and effect thereof and that such execution and delivery is not the result of any fraud, duress, mistake or undue influence whatsoever.

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                  11.      Savings Clause. It is acknowledged and agreed by the
parties that should any provision of this Agreement be declared or be determined to be illegal or invalid by final determination of any court of competent jurisdiction, the validity of the remaining parts, terms or provisions of this Agreement shall not be affected thereby, and the illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

                  12. Enforcement. The parties expressly agree that this Agreement constitutes a binding contract. If Employee breaches any term of this Agreement, or violates any of his obligations under this Agreement or the Non-Competition Agreement, the Company may, at its option, terminate or suspend all payments or benefits remaining to be paid by the Company under this Agreement. In addition, the Company may seek all other remedies and relief allowed by law.

                  13. Addendum. The Addendum attached to this Agreement, and signed by the parties, is incorporated within and made a part of this Agreement.

                  14. Effective Date. It is acknowledged and agreed by the parties that Employee has had twenty-one (21) days to consider this Agreement before signing it. Further, Employee has the right to revoke this Agreement within eight (8) days after signing and returning this Agreement to the Company. This Agreement will not become effective or enforceable, and employee will not receive any of the severance pay and benefits described in this Agreement, until the eight (8) day revocation period has run, and Employee notifies the Company, in writing, that he has elected not to revoke this Agreement (the "Effective Date").

                  15. Employee Rights. Employee acknowledges, represents and agrees to the following:

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                           a.       HE HAS BEEN ADVISED, IN WRITING, TO READ
THIS ENTIRE AGREEMENT CAREFULLY, AND TO CONSULT WITH AN ATTORNEY OF HIS CHOICE PRIOR TO SIGNING THIS AGREEMENT;

                           b.       He was given at least twenty-one (21) days
to consider this Agreement before signing it;

                           c.       He was advised, in writing, that he had a
full eight (8) days after he signed this Agreement to revoke it, and that this Agreement would not become effective until that eight (8) day revocation period had run and he had notified Company, in writing, that he has elected not to revoke this Agreement;

                           d.       He carefully read this Agreement prior to
signing it, and he fully understands this Agreement;

                           e.       He understands and agrees that he will
receive severance pay and benefits in exchange for signing this Agreement, and that he would not have received severance pay and benefits if he had not signed this Agreement;

                           f.       EMPLOYEE UNDERSTANDS THAT, BY SIGNING THIS
AGREEMENT, HE WILL LOSE HIS RIGHT TO SUE CAMPBELL SOUP COMPANY, OR ANY OF ITS EMPLOYEES OR AGENTS, FOR ANY VIOLATION OF THE AGE DISCRIMINATION IN EMPLOYMENT ACT (THE FEDERAL LAW WHICH PROHIBITS DISCRIMINATION ON THE BASIS OF AGE), OR ANY OTHER STATUTE OR OTHER LAW; and

                           g.       He has signed this Agreement voluntarily.

                  16. Entirety of Agreement; Modifications. Employee acknowledges and agrees that this Agreement, and the attached Addendum, contain the entire agreement and understanding concerning the subject matter between Employee and the Company, and that they

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supersede and replace all prior agreements concerning the subject matter of this
Agreement, whether written or oral, except for the Non-Competition Agreement referred to in paragraph 7 of this Agreement, which is incorporated by reference. Employee also represents that he has not executed this instrument in reliance on any promise, representation or statement not contained herein. This Agreement may not be modified except by a writing signed by Employee and an authorized representative of the Company.

                  17. Governing Law. The parties agree that this Agreement shall be governed and construed in accordance with the laws of the State of New Jersey without giving effect to the conflict of law principles. The parties further irrevocably agree that any disputes or issues arising from or related to this Agreement shall be brought only in the federal or state court in Camden, New Jersey, and both parties irrevocably agree to personal jurisdiction and venue in such New Jersey courts.

                  18. Company's Counsel Fees. Employee agrees that if the Company prevails in any suit or proceeding under this Agreement, Employee will pay Company all of Company's attorneys' fees, costs and expenses incurred in connection with such suit or proceedings or the enforcement of the Company's rights under this Agreement.

                  19. Employee's Counsel Fees. Company agrees to pay Employee's reasonable attorneys' fees incurred in connection with the negotiation and preparation of this Severance Agreement and General Release.

                  20. Successors and Assigns. This Agreement shall bind Company and its officers, directors, agents, employees, shareholders, affiliates, predecessor and parent, and its successors and assigns, and shall bind Employee, and his family members, heirs, administrators, representatives, successors, assigns, and agents, and also all other persons, firms, corporations,

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associations, partnerships and entities in privity with or related to or affiliated with any such person, firm, corporation, association, partnership or entity.

Employee                                    Company

         /s/ Dale F. Morrison               By   :   /s/ Philip E. Lippincott
---------------------------------------           ------------------------------
Date:    April 20, 2000                     Title:   Chairman of the Board

                                            Date:     April 20, 2000

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                                                                       Exhibit A

                      UNDERTAKING TO CAMPBELL SOUP COMPANY

AGREEMENT BY EMPLOYEE

         In consideration of Campbell Soup Company (Company) paying, in advance, my litigation expenses in connection with the ____________ case, including appeals, I hereby promise to repay all of those litigation expenses to the Company in the event the Company determines that my actions in regard to this case did not satisfy the conditions for such payment, or advance payment, of litigation expenses, as set forth in the Company By-Laws. I understand that the Company's determination regarding my entitlement to litigation expenses can be made at any time and is at the Company's sole discretion, and that by paying or advancing my litigation expenses the Company does not waive its rights to make such a determination at any time thereafter.

                                             -----------------------------------
                                             Employee

                                             Date:
                                                  ------------------------------


Witness:


-------------------------------

Date:
     --------------------------

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                                    ADDENDUM

                     SEVERANCE AGREEMENT AND GENERAL RELEASE

                                     BETWEEN

                              CAMPBELL SOUP COMPANY

                                       AND

                                DALE F. MORRISON

1. In lieu of any bonus payment that Employee may earn for fiscal 2000 under the Campbell Soup Company's Management Worldwide Incentive Plan ("WIN Plan"), the Company agrees to pay Employee $687,500 on May 1, 2000. Employee will not be eligible for any additional WIN Plan payment for fiscal 2000. Employee will not be eligible for any WIN PLUS award in fiscal 2000.

2. Employee will not be eligible for WIN Plan participation for fiscal 2001, or any year thereafter.

3. Employee was granted 62,577 Restricted Performance Shares ("RPS"s) under Campbell Soup Company's 1994 Long-Term Incentive Plan ("1994 LTIP"), for the period of fiscal years 1998 through 2000. After the Termination Date and for the remainder of the RPS performance period, the Employee will receive dividends on the amount of 62,577 RPS's. Employee will be entitled, subsequent to July 31, 2000, to the delivery of such number of the 62,577 RPS's as are earned pursuant to the applicable performance criteria, as determined in accordance with provisions of the 1994 LTIP. Based upon current performance projections, which projections may change, Employee will be eligible to receive a payout of twenty percent (20%) of the RPS's,
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or 12,575 shares subsequent to July 31, 2000. In the event of any conflict between this Addendum and the 1994 LTIP, the 1994 LTIP will govern.

4. Employee was granted 140,000 Restricted Performance Shares ("RPS") under the Campbell Soup Company's 1994 Long Term Incentive Plan (1994 LTIP), for the period of fiscal years 2000 through 2002. At the Termination Date, the Employee's RPS will be immediately reduced by proration for that portion of the three year performance period during which the Employee will not be a Company employee ("Reduced Number of RPS"). After the Termination Date and through August 1, 2001, the Employee will receive dividends on the amount of 46,667 shares representing the Reduced Number of RPS. Employee will be entitled to delivery of the 46,667 shares on August 1, 2001, provided Employee does not violate the terms of this Severance Agreement and General Release in any material respect.

5. Company agrees that all Employee's outstanding stock options shall immediately vest on August 1, 2000. For purposes of the option program only, Employee's termination date of employment will be deemed to be April 26, 2002. Company will permit Employee to exercise, in accordance with the relevant plan and related agreements, any previously-granted unexercised stock options on or before April 26, 2005, provided Employee does not violate the terms of this Severance Agreement and General Release in any material respect. In the event of Employee's death, the special rules set forth in the relevant plan shall govern.

6. Employee will not be eligible for any additional awards under the 1994 Long-Term Incentive Plan.

7. All fully vested investments account balances held for the account of Employee in Campbell Soup Company's Deferred Compensation Plan ("DCP") will be distributed in accordance with Employee's applicable Distribution Election form. Applicable federal, state and

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local taxes will be withheld from the payment of any installment amounts from
Employee's deferral account.

8. Employee will vest in and be eligible for pension benefits pursuant to the Supplemental Retirement Benefit Agreement between the Company and Employee dated as of June 30, 1995.

9. Employee will be entitled to full year benefits under the Company's Personal Choice Program through July 31, 2000.

10. The Company shall arrange for Employee to have the use of reasonable office space and secretarial support services ("Support Services") at the Company's expense during the period that Employee is entitled to receive Periodic Payments under this Agreement. Support Services to Employee shall cease on the date that
(i) Employee is no longer entitled to receive Periodic Payments under this Agreement, (ii) Employee receives the Employee's last Periodic Payment, or (iii) Employee secures alternative employment, whichever is earlier.

Employee                                   Company

         /s/ Dale F. Morrison              By:      /s/ Philip E. Lippincott
------------------------------------       -------------------------------------


Date:    April 20, 2000                    Title:   Chairman of the Board



                                           Date:     April 20, 2000

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